Exhibit 10.2

LOAN AGREEMENT

This Loan and Security Agreement (hereinafter called "Agreement") is between CELSIUS HOLDINGS, INC., a Nevada Corporation, authorized to do business in Florida as  CELSIUS PRODUCTS HOLDINGS, INC. (“Borrower”), whose address is 140 N.E. 4th Avenue, Suite C, Delray Beach, Florida 33483 and LUCILLE SANTINI, (hereinafter called "Lender").

1.       Refinance of Existing Loan. Lender and Borrower hereby agree to refinance that certain promissory note dated July 19, 2009 in the amount of $620,885.44 (the “July 2009 Note”). In connection with such refinancing, Borrower shall execute and deliver to Lender a new promissory note in the original principal sum of SIX HUNDRED FIFTEEN THOUSAND AND NO/100THS DOLLARS ($615,000.00) in the form attached as Exhibit A hereto (the “Note”) and shall issue Lender a check in the amount of $3,699.09 representing the balance due on the July 2009 Note (the “Cash Payment”). Lender shall surrender and exchange the July 2009 Note for the Cash Payment and the new Note issued pursuant to this Agreement. Upon execution and delivery of the new Note and the Cash Payment, the July 2009 Note shall be deemed cancelled.

2.           Representations, Warranties and Covenants of Borrower.  Borrower expressly represents, warrants and covenants to Lender as follows:

(a)           Borrower represents and warrants to Lender that all financial statements, income tax returns and credit information delivered by Borrower to Lender accurately reflect the financial condition and operations of Borrower at the times and for the periods therein stated.  So long as this Agreement is in force and effect, Borrower agrees to deliver to Lender within one hundred twenty (120) calendar days after the end of each of Borrower’s fiscal years, a complete and accurate copy of Borrower’s consolidated audited financial statements (with notes), prepared by an independent certified public accountant acceptable to the Lender (“CPA”), including statements of cash flow, and a  balance sheet and statement of income, together with all schedules, all prepared in accordance with generally accepted accounting principles (“GAAP”). Borrower shall provide Lender with a copy of its consolidated federal income tax return within fifteen (15) days of filing (including all schedules and extensions). Borrower shall also provide internally prepared condensed unaudited monthly statements without notes but otherwise meeting all the requirements of the annual statements no later than thirty (30) days after each month end and internally prepared condensed quarterly financial statements with partial notes (which are included in the Form 10-Q) but otherwise meeting all the requirements of the annual statements no later than forty five (45) days after the end of each fiscal quarter end or such other date as requested by Lender for statements other than the quarterly statements, acceptable to Lender and its accountants as well as financial statements at such other times as requested by Lender.

(b)           Pursuant to its terms, the outstanding balance of the Note is immediately convertible into shares of the Borrower’s Common Stock at the request of the Lender.

(c)           The Borrower has agreed to effect the registration of the shares of Common Stock issuable upon the conversion of the Note for resale by the holders thereof under the Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder, the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

(d)            Borrower has the requisite corporate power and authority to enter into and perform its obligations under the Note and loan documents, including, without limitation, this Agreement and the Registration Rights Agreement, and delivery of the Common Stock Issued at Conversion (as such term is defined in the Note) to the Lender in accordance with the terms hereof and thereof.  All corporate action on the part of Borrower necessary for the authorization, execution and delivery of, and the performance by such Borrower of its obligations under the Note and such loan documents to which such Borrower is a party has been taken, and no further consent or authorization of any Person [including, without limitation, any of the Borrowers' respective directors or shareholders or any governmental authority (other than such approval as may be required under the Securities Act and applicable state laws in respect of the Registration Rights Agreement)] is required under any organizational document, contract to which a Borrower is a party, any governmental requirement or otherwise.  Each board of directors of the Borrower has determined that the sale and issuance of the Common Stock Issued at Conversion and the consummation of the transaction contemplated hereby and by the Note and other loan documents, are in the best interests of the Borrower.

3.           Repayment; Conversion of Note.

(a)         This loan facility is a non-revolving line of credit. Prior to September 1, 2011, Borrower may not repay in cash any principal amount due under the Note. Thereafter, Borrower is permitted to repay in cash any principal amount due with a 10 days prior notice.

(b)         Lender has the right to at any time convert any part of or the entire outstanding principal amount of the Note into Borrower’s Common Stock pursuant to the terms of the Note; provided that, Lender or its affiliates shall not engage in any transaction selling Common Stock or other derivatives of the Common Stock within 90 days of Lender executing a conversion of any outstanding principal amount of the Note to Common Stock.

4.           Defaults.  The occurrence of any of the following events shall constitute a default hereunder:

(a)         the Borrower shall default in the payment of principal of or interest on the Note or any other obligation to Lender as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for five (5) Business Days after the date such interest payment was due, or the Borrower shall fail to perform or observe any other covenant, agreement, term, provision, undertaking or commitment under the Note or this Loan Agreement which remains uncured for ten (10) Business Days after the delivery to the Borrower of written notice that the Borrower is in default hereunder or thereunder;

(b)         The breach of or failure to perform promptly any obligation or covenant set forth in this Agreement or the Note unless otherwise approved in advance by Lender.

(c)         The suspension of business, insolvency, failure generally to pay debts as they became due, or the commission of any act constituting or resulting in a business failure, in each case on the part of the business of Borrower; the concealment or removal of any substantial portion of Borrower’s property with the intent to hinder, delay or defraud any one or more creditors, or the making of any other transfer which is fraudulent or otherwise voidable under the Bankruptcy Code or other applicable federal or state law; the existence or creation of any lien, including without limitation any tax or judgment lien, upon any substantial part of Borrower’s property; an assignment for the benefit of creditors; the commencement of any proceedings by or against Borrower (under the Bankruptcy Code or otherwise) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the appointment of a receiver, trustee or custodian for Borrower or for the Collateral or a substantial part of the property of  Borrower; or the institution by Borrower or any other person or entity of any liquidation, dissolution or reorganization proceedings with respect to Borrower;

(d)         The failure to effectively and promptly discharge, stay or indemnify against, to Lender's satisfaction, any lien or attachment against any of Borrower's property or the Collateral;

(e)         Any representation or warranty contained herein or in any other document delivered by or on behalf of Borrower to Lender shall be false or misleading when made;

5.           Remedies.

(a)          Upon the occurrence of any default under this Agreement, Lender is authorized in its discretion to declare any or all of the indebtedness to be immediately due and payable without demand or notice to Borrower, and may exercise any one or more of the rights and remedies granted pursuant to this Agreement

(b)         This Agreement shall not prejudice the right of Lender at its option to enforce the collection of any indebtedness or any other instrument executed in connection with this transaction, by suit or in any other lawful manner.  No right or remedy is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative to every other right or remedy herein or conferred in any other agreement or document for the benefit of Lender, or now or hereafter existing at law or in equity.

9.           Miscellaneous.

(a)         This Agreement shall terminate when the indebtedness has been fully, finally and irrevocably paid and all other obligations of Borrower to Lender have been performed in full.  Prior to such termination, this shall be a continuing agreement.

(b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION ARE MANDATORILY APPLICABLE. BORROWER AND LENDER CONSENTS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF TENNESSEE AND THE FEDERAL COURTS LOCATED IN THE MIDDLE DISTRICT OF TENNESSEE, COLUMBIA DIVISION SO THAT EITHER MAY SUE THE OTHER IN LAWRENCE OR MAURY COUNTY, TENNESSEE TO ENFORCE THIS AGREEMENT. BORROWER AND LENDER AGREE NOT TO CLAIM THATLAWRENCE OR MAURY COUNTY, TENNESSEE, IS AN INCONVENIENT PLACE FOR TRIAL. AT LENDER'S OPTION, THE VENUE (LOCATION) OF ANY SUIT TO ENFORCE THIS AGREEMENT MAY BE IN LAWRENCE OR MAURY COUNTY,TENNESSEE. BORROWER HEREBY IRREVOCABLY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AND/OR BORROWER AT THE ADDRESS PROVIDED FOR NOTICES UNDER THIS AGREEMENT.

(c) BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION (INCLUDING BUT NOT LIMITED TO) ANY CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWER ALSO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT THEY MAY HAVE TO ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS LOAN, INCLUDING THIS AGREEMENT, BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

(d)           This Agreement shall inure to the benefit of Lender, its successors and assigns and to any other holder who derives from Lender title to or an interest in the Note, and shall be binding upon Borrower, its successors and assigns.

(e)           In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

(f).           The Borrower agrees to cooperate promptly with the Lender and its agent in the correction or completion of the loan closing documents if deemed necessary or desirable by Lender.  Borrower understands that this may include correction or execution of a new note to reflect the agreed terms.

(f)           Any provision to the contrary notwithstanding contained herein or in the Note, neither Lender nor any other holder of the Note shall be entitled to receive or collect, nor shall Borrower be obligated to pay, interest on the Note in excess of the maximum rate of interest at the particular time in question, if any, which, under applicable law, may be charged to Borrower (herein the "Maximum Rate"), provided that the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in the Maximum Rate, and if any provision herein or in the Note or in such other instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision herein or in the Note or in such other instrument.  The intention of the parties being to conform strictly to the usury limitations under applicable law, the Note and this Agreement shall be held subject to reduction to the amount allowed under said applicable law as now or hereafter construed by the courts having jurisdiction.

(g)           All notices pursuant to this Loan Agreement shall be in writing and shall be directed to the addresses set forth below or such other address as may be specified in writing, by certified or registered mail, return receipt requested by the party to which or whom notices are to be given.  Notices shall be deemed to be given upon sender’s obtaining a receipt (or refusal of receipt) from the U.S. Postal Service for such certified or registered mail delivery, upon personal delivery to an officer of the Borrower, or the day following prepaid delivery to a recognized overnight commercial carrier.

(h)           The singular used herein shall include the plural.

 [balance of this page left intentionally blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written below.

Dated:  September 8, 2009.

Signed sealed and delivered in the presence of:	BORROWER:

/s/ Anthony Rocco	CELSIUS HOLDINGS, INC. a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC.
140 N.E. 4th Avenue, Suite C
/s/ Janet Linnell	Delray Beach, Florida 33483

By: /s/ Jan Norelid Name: Jan Norelid As its: Vice President

             (Corporate Seal)

STATE OF FLORIDA             )
                                              ss:
COUNTY OF  PALM BEACH           )

The foregoing instrument was acknowledged before me this September 8, 2009, by Jan Norelid as Vice President of CELSIUS HOLDINGS, INC., a Nevada corporation, authorized to do business in Florida as CELSIUS PRODUCTS HOLDINGS, INC., on behalf of the corporation. He is personally known to me or has produced a driver’s license as identification.

     /s/ Sandy Telsaint   9/8/09
Notary Public, State of Florida
My Commission Expires:  July 27, 2012
{Seal}
LENDER:

LUCILLE SANTINI

By: /s/ Lucille Santini

Address: 1198 North Locust Ave, Suite 102
Lawrenceburg, TN 38464

STATE OF            ) Tennessee
                                      ss:
COUNTY OF                     ) Lawrence

The foregoing instrument was acknowledged before me this September 30th, 2009, by LUCILLE SANTINI, on her own behalf. She is personally known to me or has produced a Tennessee driver’s license as identification.

   /s/ Tammy L Dewberry
Notary Public, State of Tennessee
My Commission Expires:   03-22-2011
{Seal}